Exhibit 3.2

*090204*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

| Filed in the office of | Document Number |
|---|---|
| Barbara K. Cegavske (signature) | 20180421682-54 |
| Barbara K. Cegavske<br>Secretary of State<br>State of Nevada | Filing Date and Time<br>09/26/2018 1:38 PM |
| | Entity Number<br>E0649742005-0 |

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

**1. Name of corporation:**

Guard Dog, Inc.

Entity Number: E0649742005-0

**2. The articles have been amended as follows:** (provide article numbers, if available)

Change the current authorized shares of 5,964,500,000 to 2,464,500,000 authorized shares par value of .001

Amend the Preferred Shares A,B,C,D. with a authorized of 35,000,000. par value of .001

Whereas, Preferred A Shares authorized is 24,000,000 having a 1 to 1 voting and converting to the common shares.

Whereas, Preferred B shares authorized is 1,500,000 having a 1 to 1 voting and converting to the common shares.

Whereas, Preferred C shares authorized is 5,000,000 having a 1 to 1 voting and converting to the common shares.

Whereas, Preferred D shares authorized is 5,000,000 having a 1 to 10,000 voting and converting to the common shares.

**3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:**

**4. Effective date and time of filing: (optional)** Date: Time:

(must not be later than 90 days after the certificate is filed)

**5. Signature: (required)**

X Brian Estrada (signature)

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

*090204*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

| Filed in the office of | Document Number |
| --- | --- |
| Barbara K. Cegavske, Secretary of State, State of Nevada | 20180464855-21 |
| | Filing Date and Time: 10/24/2018 2:07 PM |
| | Entity Number: E0649742005-0 |

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

**(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)**

**1. Name of corporation:**

Guard Dog, Inc.
Entity Number: E0649742005-0

**2. The articles have been amended as follows:** (provide article numbers, if available)

Amend the Preferred Shares A B C D authorized to 35,500,000 par value of .001

**3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power,** or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51

4. Effective date and time of filing: (optional) Date: 10/22/2018 Time: 8:30 am

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

**Signature of Officer**

*If any proposed **amendment would alter or change** any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

| | |
|---|---|
| Filed in the Office of<br>*Barbara K. Cegavske*<br>Secretary of State<br>State Of Nevada | Business Number<br>E0649742005-0<br>Filing Number<br>20190262534<br>Filed On<br>11/1/2019 2:45:00 PM<br>Number of Pages<br>3 |

**BARBARA K. CEGAVSKE**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Profit Corporation:

## Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
## Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

| | |
|---|---|
| **1. Entity Information:** | Name of entity as on file with the Nevada Secretary of State:<br>Forwardly, Inc.<br>Entity or Nevada Business Identification Number (NVID): NV200051604741 |
| **2. Restated or Amended and Restated Articles:** (Select one)<br>(If amending and restating only, complete section 1,2 3, 5 and 6) | ☐ Certificate to Accompany Restated Articles or Amended and Restated Articles<br>☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____<br>The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.<br>☐ Amended and Restated Articles<br>* Restated or Amended and Restated Articles must be included with this filing type. |
| **3. Type of Amendment Filing Being Completed:** (Select only one box)<br>(If amending, complete section 1, 3, 5 and 6.) | ☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)<br>The undersigned declare that they constitute at least two-thirds of the following:<br>(Check only one box) ☐ incorporators ☐ board of directors<br>The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued |
| | ☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)<br>The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority |
| | ☐ Officer's Statement (foreign qualified entities only) -<br>Name in home state, if using a modified name in Nevada: ____<br>Jurisdiction of formation: ____<br>Changes to takes the following effect:<br>☐ The entity name has been amended. ☐ Dissolution<br>☐ The purpose of the entity has been amended. ☐ Merger<br>☐ The authorized shares have been amended. ☐ Conversion<br>☐ Other: (specify changes) ____<br>* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. |

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. **The articles have been amended as follows: (provide article numbers, if available)** Amendment to Article IV as attached. (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] President Signature of Officer or Authorized Signer — Title X Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

SUPPLEMENT TO ITEM 5 OF CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION OF FORWARDLY, INC.

Article IV is amended as follows: The total number of authorized shares of capital stock of the Corporation is 1,400,000,000 of which 1,360,000,000 shares are common stock, par value $.001 per share, and 40,000,000 shares are preferred stock, par value $.001 per share. The Corporation hereby recapitalizes the corporate structure in the form of reverse stock split for the common stock only, in the ratio of 1 share for every 8 shares outstanding and without affecting the Class A, B, C, and D Preferred Stock, which preferred stock shall not be subject to this reverse split. The effective date of this reverse stock split shall be immediately upon the approval by Financial Industry Regulatory Authority (FINRA) of such corporate action. Any and all fractional shares resulting from this corporate action shall be rounded up to the next highest whole number.